Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

ZTO EXPRESS (CAYMAN) INC.

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

ZTO EXPRESS (CAYMAN) INC.

(Adopted by special resolution of the shareholders passed on August 18, 2015)

1.                                      The name of the company is ZTO Express (Cayman) Inc. (the “Company”).

2.                                      The registered office of the Company will be situated at the offices of Sertus Incorporations (Cayman) Limited, Sertus Chambers, P.O. Box 2547, Cassia Court, Camana Bay, Grand Cayman, Cayman Islands or at such other location in the Cayman Islands as the Directors may from time to time determine.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (as amended) of the Cayman Islands (the “Law”).

4.                                      The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Law.

5.                                      The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.                                      The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.                                      The capital of the Company is US$1,000,000 divided into 10,000,000,000 shares of a nominal or par value of US$0.0001 each, of which 9,969,920,082 are designated as ordinary shares of a par value of US$0.0001 each (“Ordinary Shares”) and 30,079,918 are designated as Series A convertible, redeemable preferred shares of a par value of US$0.0001 each (“Series A Preferred Shares”), provided always that subject to the Law and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.                                      The Company may exercise the power contained in Section 206 of the Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

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DISQUALIFICATION OF DIRECTORS	32

PROCEEDINGS OF DIRECTORS	32

THE SEAL	35

DIVIDENDS	35

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION	36

CAPITALISATION OF RESERVES	36

SHARE PREMIUM ACCOUNT	37

NOTICES	38

INDEMNITY	39

NON-RECOGNITION OF TRUSTS	39

WINDING UP	40

AMENDMENT OF ARTICLES OF ASSOCIATION	41

CLOSING OF REGISTER OR FIXING RECORD DATE	41

REGISTRATION BY WAY OF CONTINUATION	41

MERGERS AND CONSOLIDATION	42

DISCLOSURE	42

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THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

FIRST AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

ZTO EXPRESS (CAYMAN) INC.

(Adopted by special resolution of the shareholders passed on August 18, 2015)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Law shall not apply to ZTO Express (Cayman) Inc. (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.                                      In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.  With respect to a New Investor and Sequoia, the term “Affiliate” also includes (i) any shareholder of such Person, (ii) such Person’s or its shareholder’s general partners or limited partners, and (iii) the fund manager managing such Person or its shareholder (and general partners, limited partners and officers thereof) and other funds managed by such fund manager (for the avoidance of doubt, excluding their respective Portfolio Companies).  With respect to any natural Person, means: (i) spouse; (ii) parents; (iii) children; (iv) siblings; (v) any other Person who is a lineal ascendant or descendant of such Person; and (vi) any other Person who is a relative of such Person and lives in the same house with such Person.

“Anti-Bribery Procedures” has the meaning ascribed to it in the Shareholders Agreement.

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Attorney” has the meaning ascribed to it in Article 98.

“Authorised Signature” has the meaning ascribed to it in Article 98.

“Automatic Conversion” has the meaning ascribed to it in Article 15(c).

“Board” means the board of directors of the Company.

“Board Observer” has the meaning ascribed to it in Article 91A.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Business Day” has the meaning ascribed to it in the Shareholders Agreement.

“BVI Holding Company” has the meaning ascribed to it in the Shareholders Agreement.

“Chairman” has the meaning ascribed to it in Article 112.

“Charter Documents” has the meaning ascribed to it in the Shareholders Agreement.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Closing” has the meaning set forth in the Share Purchase Agreement

“Closing Date” means the date of each Closing.

“Company” has the meaning set forth in the preamble.

“Company Securities” means (i) Shares, (ii) securities convertible into or exchangeable for Shares and (iii) any employee stock incentive plan, options, warrants or other rights to acquire Shares.

“Competitor” has the meaning ascribed to it in the Shareholders Agreement.

“Control Documents” has the meaning ascribed to it in the Share Purchase Agreement.

“Co-Sale Rightholder” has the meaning ascribed to it in Article 41(a).

“Convertible Securities” means any indebtedness, shares or other securities directly or indirectly convertible into or exchange for Ordinary Shares.

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.

“Domestic Company” has the meaning ascribed to it in the Shareholders Agreement.

“Excluded Issuance” has the meaning ascribed to it in the Shareholders Agreement.

“Exempted Issuance” has the meaning ascribed to it in Article 9(e).

“Exercise Notice” has the meaning ascribed to it in Article 9(b).

“Exercising Co-Sale Rightholder” has the meaning ascribed to it in Article 41(c).

“Exercising Shareholder” has the meaning ascribed to it in Article 40(c).

“Financial Investor” has the meaning ascribed to it in the Shareholders Agreement.

“First Closing Date” has the meaning ascribed to it in the Share Purchase Agreement.

“Founder” means Mr. Lai Mei Song (赖梅松), a PRC citizen.

“Founder SPV” means ZTO LMS Holding Limited, a company limited by shares incorporated and existing under the laws of the British Virgin Islands.

“Group Company” has the meaning ascribed to it in the Shareholders Agreement.

“Gopher” has the meaning ascribed to it in the Shareholders Agreement.

“Guaranteed Return” has the meaning ascribed to it in the Shareholders Agreement.

“Hao Min” has the meaning ascribed to it in the Shareholders Agreement.

“Hao Min Representative” has the meaning ascribed to it in the Shareholders Agreement.

“Hillhouse” means Hillhouse ZT Holdings Limited, and / or its Permitted Transferees, if applicable.

“HK Holding Company” has the meaning ascribed to it in the Shareholders Agreement.

“Indemnified Person” has the meaning ascribed to it in Article 138.

“Internal Control Plan” has the meaning ascribed to it in the Shareholders Agreement.

“Investment Amount” means the total purchase price paid by the New Investors under the Share Purchase Agreement.

“IPO Adjustment” has the meaning ascribed to it in the Shareholders Agreement.

“Issuance Notice” has the meaning ascribed to it in Article 9(a).

“Law” means the Companies Law (2013 Revision) of the Cayman Islands and any future statutory amendments or re-enactment thereof.

“Material Group Company” has the meaning ascribed to it in the Shareholders Agreement.

“Memorandum of Association” or “Memorandum” means the memorandum of association of the Company, as amended or substituted from time to time.

“New Investor” has the meaning ascribed to it in the Shareholders Agreement.

“New Investors Holding a Majority in Interest” means, collectively, the New Investors holding at least a majority of the then outstanding Series A Preferred Shares held by all New Investors.

“New Shares” shall mean any Shares issued (or deemed to have been issued pursuant to Article 15(e)(iv) by the Company after the Series A Issue Date, other than any Shares issued pursuant to an Exempted Issuance.

“Non-Exercising Co-Sale Rightholder” has the meaning ascribed to it in Article 41(c).

“Offered Securities” has the meaning ascribed to it in Article 40(a).

“Office” means the registered office of the Company as required by the Law.

“Officers” means the officers for the time being and from time to time of the Company.

“Option Period” has the meaning ascribed to it in Article 40(b).

“Optional Conversion” has the meaning ascribed to it in Article 15(b).

“Ordinary Resolution” means a resolution:

(a)                                 passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)                                 approved in writing by at least a simple majority of all Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of such Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Permitted Transferee” has the meaning ascribed to it in the Shareholders Agreement.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization (whether or not having a separate legal personality) or any of them as the context so requires, other than in respect of a Director or Officer in which circumstances Person shall mean any person or entity permitted to act as such in accordance with the laws of the Cayman Islands.

“Portfolio Companies” means, with respect to the New Investors and Sequoia, any company in which such Person or its Affiliates have invested as part of their respective ordinary course of private equity investment business.

“PRC” has the meaning ascribed to it in the Shareholders Agreement.

“Preemptive Portion” means, with respect to a Preemptive Rightholder, a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Preemptive Rightholder (including all Preferred Shares held by such Shareholder on an as-converted to Ordinary Share basis) and the denominator of which shall be the total number of Ordinary Shares held by all Preemptive Rightholders (including all Preferred Shares held by such Shareholders on an as-converted to Ordinary Share basis) then outstanding immediately prior to the issuance of the Company Securities specified in the Issuance Notice.

“Preemptive Rightholder” means each Financial Investor.

“Preferred IPO Adjustment” has the meaning ascribed to it in the Shareholders Agreement.

“Preferred Shares” means Series A Preferred Shares and any other Class of preferred Shares of the Company from time to time.

“Principal Business” means the business as currently conducted by the Group, taken as a whole, as of the date hereof.

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Law and these Articles, means the Register maintained by the Company pursuant to the Law and these Articles that is not designated by the Directors as a Branch Register.

“Pro Rata Share” has the meaning ascribed to it in Article 40(b).

“Public Offering” has the meaning ascribed to it in the Shareholders Agreement.

“Qualified IPO” has the meaning ascribed to it in the Shareholders Agreement.

“Redemption Date” has the meaning ascribed to it in Article 52(b).

“Redemption Right” has the meaning ascribed to it in Article 52(a).

“Redemption Notice” has the meaning ascribed to it in Article 52(a).

“Register” means the register of Members of the Company required to be kept pursuant to the Law and includes any Branch Register(s) established by the Company in accordance with the Law.

“Related Party” has the meaning ascribed to it in the Shareholders Agreement.

“Restricted Party” has the meaning ascribed to it in the Shareholders Agreement.

“Rightholder” has the meaning ascribed to it in Article 40(a).

“Sanctions” has the meaning ascribed to it in the Shareholders Agreement.

“SC” means Standard Chartered Private Equity (Mauritius) III Limited, and / or its Permitted Transferees, if applicable.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“Second Notice” has the meaning ascribed to it in Article 40(c).

“Secondary Option Period” has the meaning ascribed to it in Article 40(c).

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Sequoia” has the meaning ascribed to it in the Shareholders Agreement.

“Sequoia Director” means the Director appointed by Sequoia.

“Series A Conversion Price” shall initially be the Series A Issue Price, and shall be subject to adjustment and readjustment from time to time as hereinafter provided in these Articles.

“Series A Issue Date” means, with respect to a Series A Preferred Share, the original issue date.

“Series A Issue Price” means, with respect to a Series A Preferred Share, US$9.973432 per share.

“Series A Preferred Shares” means the Series A convertible, redeemable preferred shares of the Company, par value US$0.0001 per share.

“Series A Redemption Price” has the meaning ascribed to it in Article 52(a).

“Share” means Preferred Shares and Ordinary Shares or any other share in the capital of the Company.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Shareholders Agreement” means the Shareholders Agreement entered into by the Company, the Shareholders and other parties listed thereon dated August 18, 2015.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Law.

“Share Purchase Agreement” means the Share Purchase and Subscription Agreement entered into by the Company, the New Investors and other parties listed thereon dated May 21, 2015.

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Law, being a resolution:

(a)                                 passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)                                 approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Strategic Investor” has the meaning ascribed to it in the Shareholders Agreement.

“Target Franchisee” has the meaning ascribed to it in the Share Purchase Agreement.

“Transaction Documents” has the meaning ascribed to it in the Share Purchase Agreement.

“Transfer” has the meaning ascribed to it in the Shareholders Agreement.

“Transfer Lock-up Period” has the meaning ascribed to it in the Shareholders Agreement.

“Transfer Notice” has the meaning ascribed to it in Article 40(a).

“Transferor” has the meaning ascribed to it in Article 40(a).

“Unredeemed Shares” has the meaning ascribed to it in Article 52(c).

“WFOE” has the meaning ascribed to it in the Shareholders Agreement.

“WP” means Onyx Gem Investment Holdings Limited and / or its Permitted Transferees, if applicable.

“WP Director” means the Director appointed by WP.

2.                                      In these Articles, save where the context requires otherwise:

(a)                                 words importing the singular number shall include the plural number and vice versa;

(b)                                 words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)                                  the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)                                 reference to a dollar or dollars or US$ (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)                                  reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)                                   reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)                                  reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another; and

(h)                                 in calculations of share numbers or percentages, references to “fully-diluted and as-converted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Company Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged.  Any share calculation shall be appropriately adjusted to take into account any share split, share consolidation, recapitalization, bonus issue, reclassification or similar event.  References to a Person’s stake, interest or similar terms shall unless the context deems otherwise refer to the aggregate amount of Company Securities held or beneficially owned by such Person in the applicable entity.

3.                                      Subject to the preceding Articles, any words defined in the Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.                                      The business of the Company may be commenced at any time after incorporation.

5.                                      The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.                                      The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company.  Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.                                      The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Law and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office.  The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Law, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Law.

SHARES

8.                                      Subject to these Articles (including Articles 73 and 74) and applicable terms of Transaction Documents, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)                                 issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)                                 grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.                                      Preemptive Rights.

(a)                                 The Company shall give each Preemptive Rightholder notice (an “Issuance Notice”) of any proposed issuance by the Company of any Company Securities at least 30 days prior to the proposed issuance date.  The Issuance Notice shall specify the price at which such Company Securities are to be issued and the other material terms of the issuance.  Subject to Article 9(e) below, each Preemptive Rightholder shall be entitled to purchase up to its Preemptive Portion of the Company Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice.

(b)                                 Each Preemptive Rightholder who desires to purchase any or all of its Preemptive Portion of the Company Securities specified in the Issuance Notice shall deliver notice to the Company (each, an “Exercise Notice”) of its election to purchase such Company Securities within 30 Business Days of receipt of the Issuance Notice.  The Exercise Notice shall specify the number (or amount) of Company Securities to be purchased by such Preemptive Rightholder and shall constitute exercise by such Preemptive Rightholder of its rights under this Article 9 and a binding agreement of it to purchase, at the price and on the terms specified in the Issuance Notice, the number (or amount) of Company Securities specified in the Exercise Notice.  If, at the termination of such 30-Business Day period, any Preemptive Rightholder shall not have delivered an Exercise Notice to the Company, such Preemptive Rightholder shall be deemed to have waived all of its rights under this Article 9 with respect to the purchase of such Company Securities.  Promptly following the termination of such 30-Business Day period, the Company shall deliver to each Preemptive Rightholder a copy of all Exercise Notices it received.

(c)                                  The Company shall have 120 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the Shareholders have not elected to purchase to a third party at the price and upon terms that are not less favorable to the Company than those specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval, such 120-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 210 days from the date of the Issuance Notice.  If the Company proposes to issue any such Company Securities after such 120-day (or 210-day) period, it shall again comply with the procedures set forth in this Article 9.

(d)                                 At the consummation of the issuance of such Company Securities, the Company shall deliver a copy of the Register updated to reflect such issuance and issue certificates representing the Company Securities to be purchased by each Preemptive Rightholder exercising preemptive rights pursuant to this Article 9 registered in the name of such Preemptive Rightholder, against payment by such Shareholder of the purchase price for such Company Securities in accordance with the terms and conditions as specified in the Issuance Notice.

(e)                                  Notwithstanding the foregoing, no Preemptive Rightholder shall be entitled to purchase Company Securities as contemplated by this Article 9 in connection with issuances of Company Securities (A) to employees and officers pursuant to any employee benefit plan, employee stock option plan or similar plan, including the Excluded Issuance, (B) in connection with any bona fide, arm’s-length’s direct or indirect merger, acquisition or similar transaction as duly approved by the Shareholders or the Board pursuant to these Articles, including the acquisition of Target Franchisees as contemplated by the Share Purchase Agreement), (C) pursuant to a Public Offering, (D) in connection with any exercise of conversion rights by any Shareholder holding any Preferred Shares pursuant to these Articles, or (E) in connection with any IPO Adjustment (collectively, the “Exempted Issuance”).

(f)                                   These provisions under Article 9 shall not apply to any issuance of the Company Securities made relating to or in connection with any IPO Adjustment pursuant to the Shareholders Agreement and shall terminate upon the consummation of an initial Public Offering.

10.                               The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other.  The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.                               The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

SERIES A PREFERRED SHARES

12.                               Each holder of a Series A Preferred Share shall be entitled to receive dividends at such rate, payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other, when, as, and if declared by the Board. Such dividends shall be cumulative.

13.                               All dividends and other distributions made by the Company to any Members shall be made ratably to the holders of the outstanding Series A Preferred Shares and the Ordinary Shares, on an as-converted to Ordinary Share basis determined pursuant to an Optional Conversion as of the time of such distribution.

14.                               No dividend or distribution, whether in cash, in property, or in any other Shares, shall be declared, paid, set aside or made with respect to the Ordinary Shares at any time unless and until (i) a similar amount, whether in cash, in property, or in any other Shares, shall be declared, paid, set aside or made with respect to Series A Preferred Shares and (ii) all accrued but unpaid dividends on Series A Preferred Shares (if any) have been paid in full.

CONVERSION

15.                               The holders of Series A Preferred Shares shall have the rights described below with respect to the conversion of Series A Preferred Shares into Ordinary Shares:

(a)                                 Conversion Ratio.  Each Series A Preferred Share shall be convertible as permitted by this Article 15 into such number of paid up and nonassessable Ordinary Shares as determined by dividing the Series A Issue Price by the then—effective Series A Conversion Price.

(b)                                 Optional Conversion.  Subject to the Law and these Articles, any Series A Preferred Share may, at the option of the holder thereof, be converted at any time after the date of issuance of such Shares (“Optional Conversion”), without the payment of any additional consideration pursuant to this Article 15.

(c)                                  Automatic Conversion.  Each Series A Preferred Share shall automatically be converted (“Automatic Conversion”), without the payment of any additional consideration, into paid up and nonassessable Ordinary Shares upon the closing of a Qualified IPO, pursuant to this Article 15.

(d)                                 Conversion Mechanism.  The conversion hereunder of Series A Preferred Shares shall be effected in the following manner:

(i)                                     Except as provided in clauses (ii) and (iii) below, before any holder of any Series A Preferred Shares shall be entitled to convert the same into Ordinary Shares, such holder shall surrender any certificate or certificates therefor duly endorsed (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor), at the office of the Company or of any transfer agent for such share to be converted and shall give notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares are to be issued.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates (if applicable) for the number of Ordinary Shares to which such holder shall be entitled as aforesaid, and such conversion shall be deemed to have been made immediately prior to the close of business on the date of such notice and such surrender of Series A Preferred Shares to be converted, the Register shall be updated accordingly to reflect the same, and the Person or Persons entitled to receive Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.

(ii)                                  Any Automatic Conversion will be conditioned upon the closing with the underwriter(s) of the sale of securities pursuant to the relevant public offering and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall not be deemed to have converted their Series A Preferred Shares until immediately prior to the closing of such sale of securities.

(iii)                               Upon the occurrence of an Automatic Conversion, all holders of Series A Preferred Shares to be automatically converted will be given at least ten (10) days’ prior written notice (unless such notice is waived by the New Investors Holding a Majority in Interest) of the date fixed (which date shall in the case of a Qualified IPO be the latest practicable date immediately prior to the closing of a Qualified IPO) and the place designated for Automatic Conversion of all such Preferred Shares pursuant to this Article 15(d).  Such notice shall be given to each record holder of such Series A Preferred Shares at such holder’s address appearing on the Register.  On or before the date fixed for conversion, each holder of such Preferred Shares shall surrender the applicable certificate or certificates duly endorsed (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) (if any) for all such shares to the Company at the place designated in such notice. On the date fixed for conversion (subject to Article 15(d)(i) for the avoidance of doubt), the Company shall promptly effect such conversion and update its Register to reflect such conversion.  All certificates evidencing such Series A Preferred Shares shall, from and after the date of conversion, be deemed to have been retired and cancelled and Series A Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(iv)                              The Company may effect the conversion of Series A Preferred Shares in any manner available under applicable law, including redeeming or repurchasing the relevant Series A Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares.  For purposes of the repurchase or redemption, the Company may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(v)                                 No fractional Ordinary Shares shall be issued upon conversion of any Series A Preferred Shares.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at the discretion of the Board either (i) pay cash equal to such fraction multiplied by the fair market value for Series A Preferred Share as determined and approved by the Board (so long as such approval includes the approval of the WP Director), or (ii) issue one whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(e)                                  Adjustment of Series A Conversion Price.  Subject to Article 16, the Series A Conversion Price shall be adjusted and re-adjusted from time to time as provided below:

(i)                                     Adjustment for Share Splits and Combinations.  If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased.  Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)                                  Adjustment for Ordinary Share Dividends and Distributions.  If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable as a bonus issuance of Ordinary Shares, the Series A Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Series A Conversion Price by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii)                               Adjustment for Other Dividends.  If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in securities of the Company other than Ordinary Shares or payable in any other asset or property (other than cash), then, and in each such event, provision shall be made so that, upon conversion of any Series A Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of Company Securities or other asset or property of the Company which the holder of such Series A Preferred Share would have received in connection with such event had such Series A Preferred Shares been converted into Ordinary Shares immediately prior to such event.

(iv)                              Adjustments for Dilutive Issuances.

(A)                               If the Company should issue, at any time after the date of the Series A Issue Date, any New Shares for a consideration per share less than the Series A Conversion Price in effect immediately prior to the issuance of such New Shares, the Series A Conversion Price in effect immediately prior to each such issuance shall be reduced, concurrently with such issuance, to such lower issue price of such New Shares.

(B)                               In the case of the issuance of New Shares for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.  In the case of the issuance of New Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board in good faith pursuant to Article 143(b), irrespective of any accounting treatment.

(C)                               In the event the Company at any time or from time to time after the Series A Issue Date shall issue any Options or Convertible Securities (other than Exempted Issuances) or shall fix a record date for the determination of holders of any Class of Company Securities entitled to receive any such Options or Convertible Securities, the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number for anti-dilution adjustments) issuable upon the exercise of such Options or, in the case of Convertible Securities the conversion or exchange of such Convertible Securities, shall be deemed to be New Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which New Shares are deemed to be issued:

(1)                                 no further adjustment in the Series A Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Option or conversion or exchange for such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

(2)                                 if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration per share payable to the Company, upon the exercise, conversion or exchange thereof, the then effective Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(3)                                 no readjustment pursuant to Article 15(e)(iv)(C)(2) shall have the effect of increasing the then-effective Series A Conversion Price to an amount which exceeds the Series A Conversion Price that would have been in effect had no adjustments in relation to the issuance of such Options or Convertible Securities as referenced in Article 15(e)(iv)(C)(2) been made;

(4)                                 upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that have not been exercised, the then effective Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if: (x) in the case of Convertible Securities or Options for Ordinary Shares, the only New Shares issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and (y) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Shares deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Article 143(b)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

(5)                                 If such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Series A Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Series A Conversion Price shall be adjusted pursuant to this Article 15(e)(iv)(C) as of the actual date of their issuance.

(D)                               Notwithstanding anything herein to the contrary, if the Company should issue, at any time after the date of the Series A Issue Date, any New Shares to any Strategic Investor for a consideration per share less than the Series A Conversion Price in effect immediately prior to the issuance of such New Shares, the Company and the New Investors shall discuss in good faith on the adjustment of the Series A Conversion Price; provide that if the valuation of all Companies Securities held by the New Investors determined based on such lower consideration per share should be less than the Investment Amount, the Company shall adjust the Series A Conversion Price pursuant to the adjustment mechanism mutually agreed by the Company and the New Investors Holding a Majority in Interest at that time so that the valuation of the Company Securities held by the New Investors shall not be less than the Investment Amount in principle.

(E)                                Notwithstanding anything herein to the contrary, any adjustment of the Series A Conversion Price pursuant to this Article 15(e)(iv) may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent from the New Investors Holding a Majority in Interest. Any such waiver shall bind all future holders of Series A Preferred Shares.

(v)                                 No Impairment.  The Company will not, by amendment of these Articles, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of Series A Preferred Shares against impairment.

(vi)                              Certificate of Adjustment.  In the case of any adjustment or readjustment of the Series A Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered holder of Series A Preferred Shares, at the holder’s address as shown in the Register.  The certificate shall set forth the facts triggering such adjustment or readjustment and the Series A Conversion Price in effect before and after such adjustment or readjustment.

(vii)                           Notice of Record Date.  In the event the Company shall propose to take any action of the type or types requiring an adjustment set forth in this Article 15(e), the Company shall give notice to the holders of Series A Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Series A Preferred Shares.  In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(viii)                        Reservation of Shares Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of Series A Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares.  If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, in addition to such other remedies as shall be available to the holders of Series A Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(ix)                              Notices.  Any notice required or permitted pursuant to this Article 15 shall be given in writing and shall be given in accordance with these Articles.

(x)                                 Payment of Taxes.  The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of Series A Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which such Series A Preferred Shares so converted were registered.

16.                               In the event that if any New Investor requests the Company to adjust the Series A Conversion Price in connection with an IPO Adjustment, upon request of such New Investor, the Series A Conversion Price determined pursuant to Article 15 applicable to Series A Preferred Shares held by such New Investor shall be further adjusted as follows:

Y= [(D×C)×B]÷A

where, Y is the new Series A Conversion Price;

A is the amount of the Guaranteed Return;

B is the offering price per Ordinary Share in the Qualified IPO;

C is the number of Ordinary Shares converted or convertible from all Series A Preferred Shares then held by such New Investor based on the conversion price without regard to the Preferred IPO Adjustment; and

D is the conversion price of such Series A Preferred Shares as determined pursuant to these Articles without regard to the Preferred IPO Adjustment.

MODIFICATION OF RIGHTS

17.                               Whenever the capital of the Company is divided into different Classes the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class, only be materially adversely varied or abrogated with the consent in writing of the holders of at least a majority of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by at least a majority of the votes cast at such a meeting.  To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy a majority in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him.

CERTIFICATES

18.                               No Person shall be entitled to a certificate for any or all of his Shares, unless the Directors shall determine otherwise.

LIEN

19.                               The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share.  The Company also has a first and paramount lien on every Share (whether or not fully paid) registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article 19. The Company’s lien on a Share extends to any amount payable in respect of it.

20.                               The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

21.                               For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

22.                               The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

23.                               The Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

24.                               The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

25.                               If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of not exceeding ten percent per annum as the Directors may determine from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

26.                               The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

FORFEITURE OF SHARES

27.                               If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

28.                               The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

29.                               If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

30.                               A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

31.                               A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

32.                               A statutory declaration in writing that the declarant is a Director, and that a Share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

33.                               The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to applicable provisions of these Articles and the Transaction Documents as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

34.                               The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

35.                               The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

36.                               The Directors shall decline to register any Transfer of Shares that does not comply with these Articles or the Shareholders Agreement.

37.                               The registration of Transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

38.                               All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

39.                               Restrictions on Transfer.

(a)                                 Each Shareholder shall not Transfer any Company Securities (or solicit any offer in respect of any Transfer of any Company Securities), except in compliance with the terms and conditions of these Articles and the Shareholders Agreement.  Any attempt to Transfer any Company Securities not in compliance with these Articles and the Shareholders Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s records and registers to such attempted Transfer.

(b)                                 Notwithstanding anything to the contrary in these Articles and the Shareholders Agreement, each Shareholder shall not Transfer any Shares to a Restricted Party.

(c)                                  Notwithstanding anything to the contrary in these Articles and the Shareholders Agreement, no Shareholder may Transfer any Shares to a Competitor without consent from the Founder and the New Investors Holding a Majority in Interest.

(d)                                 The Founder shall not Transfer any Company Securities held by him during the Transfer Lock-up Period unless otherwise approved by the New Investors Holding a Majority in Interest and in compliance with Articles 40 and 41.

(e)                                  Each Financial Investor shall not Transfer any Company Securities during the Transfer Lock-up Period unless otherwise consented by the Founder and other non-Transferring Financial Investors holding at least a majority of Ordinary Shares of all Ordinary Shares held by all Financial Investors (in each case, including all Preferred Shares held by such Financial Investors on an as-converted to Ordinary Shares basis), except that:

(i)                                     it may Transfer any of its Company Securities to a Permitted Transferee in accordance with the Shareholders Agreement;

(ii)                                  it may Transfer any Ordinary Shares held by it as of the date hereof; and

(iii)                               from and after the first anniversary of the First Closing Date, it may only Transfer any Series A Preferred Shares held by it to the Company (or its designee) by a one-month advance written notice at the price equal to (A) the Series A Issue Price paid by such Transferring Shareholder for such Series A Preferred Shares to be Transferred; plus (B) such Series A Issue Price multiplied by the compound annual rate of return at 8% for the period from the applicable Closing Date to the date of the consummation of such Transfer up to four full years; plus (C) any declared by unpaid dividends on all of such Series A Preferred Shares at the time of the consummation of such Transfer; provided that within one month from the date of such notice from the relevant Financial Investor to the Company, if the Company elects not to purchase all of such Series A Preferred Shares offering for Transfer at the foregoing price or fails to respond to such Financial Investor in writing, such Financial Investor may Transfer such Series A Preferred Shares to any Person other than the Company.

For the avoidance of doubt, after expiration of the Transfer Lock-up Period, subject to Articles 39(a), 39(b) and 39(c), each Financial Investor may Transfer the Company Securities held by it to any third party without any restrictions.

(f)                                   Notwithstanding anything in these Articles and the Shareholders Agreement to the contrary, (i) any Financial Investor may at any time Transfer any or all of its Company Securities (including Ordinary Shares and Series A Preferred Shares) to one or more of its Permitted Transferees without the consent of the Board or any other Shareholder and without compliance with Article 39(e); and (ii) the Founder SPV may at any time Transfer any or all of its Company Securities to one or more of its Permitted Transferees without the consent of the Board or any other Shareholder and without compliance with Articles 39(d), 40 and 42; provided that in each case, such Permitted Transferee shall comply with the Shareholders Agreement.

40.                               Right of First Refusal

(a)                                 Subject to Article 39, if any Shareholder other than a Financial Investor (a “Transferor”) proposes to Transfer any Company Securities or any interest therein to one or more Persons, the Transferor shall give the Company and each Financial Investor (each such Financial Investor, a “Rightholder”) a written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (A) a description of the Company Securities to be transferred (the “Offered Securities”), (B) the identity and address of the prospective transferee and (C) the consideration and other material terms and conditions upon which the proposed Transfer is to be made.  The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice.  The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreements relating to the proposed Transfer.

(b)                                 Each Rightholder shall have an option for a period of 30 Business Days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of its respective Pro Rata Share of the Offered Securities at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the Option Period as to the number of such Offered Securities that it wishes to purchase.  For purpose of this Article 40(b), the Rightholder’s “Pro Rata Share” of such Offered Securities shall be equal to (A) the total number of such Offered Securities, multiplied by (B) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Rightholder on the date of the Transfer Notice (including all Preferred Shares held by such Rightholder on an as-converted to Ordinary Share basis) and the denominator of which shall be the total number of Ordinary Shares held by all Rightholders on such date (including all Preferred Shares held by such Rightholders on an as-converted to Ordinary Share basis).

(c)                                  If any Investor fails to exercise its right to purchase its full Pro Rata Share of such Offered Securities, the Company shall deliver a written notice thereof (the “Second Notice”), within five days after the expiration of the Option Period, to the Transferor and to each Rightholder that elected to purchase its entire Pro Rata Share of the Offered Securities (an “Exercising Shareholder”).  The Exercising Shareholders shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Securities by notifying the Transferor and the Company in writing within 30 Business Days (the “Secondary Option Period”) after receipt of the Second Notice; provided that if the Exercising Shareholders desire to purchase in aggregate more than the number of such unpurchased Offered Securities, then such unpurchased Offered Securities will be allocated to the extent necessary among the Exercising Shareholders in accordance with their relative Pro Rata Shares.

(d)                                 If any Rightholder gives the Transferor and the Company notice that it desires to purchase Offered Securities, payment for the Offered Securities to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Securities to be purchased, remotely via the exchange of documents and signatures on the 30th day after expiration of the Option Period or the Secondary Option Period, as applicable, or other time as agreed by the Transferor, the Company and all Exercising Shareholders. The Company will update its register of members upon the consummation of any such Transfer.

(e)                                  These provisions of this Article 40 shall not apply to any Transfer relating to or in connection with any IPO Adjustment pursuant to the Shareholders Agreement and shall terminate upon the consummation of an initial Public Offering.

41.                               Co-Sale Rights.

(a)                                 To the extent that the Rightholders do not exercise their right of first refusals as to any Offered Securities proposed to be sold by the Transferor to the prospective transferee identified in the Transfer Notice, such Rightholders (each, a “Co-Sale Rightholder”) shall have the right to participate in such sale, to the prospective transferee identified in the Transfer Notice on the same terms and conditions as specified in the Transfer Notice by notifying the Transferor in writing within the Option Period.

(b)                                 Subject to Article 41(c), the maximum number of Company Securities that each Co-Sale Rightholder may elect to sell shall be equal to the product of (A) the total Companies Securities owned by the Transferor (including all Preferred Shares held by the Transferor on an as-converted to Ordinary Share basis), multiplied by (B) a fraction, the numerator of which shall be the number of Ordinary Shares owned by such Co-Sale Rightholder (including all Preferred Shares held by such Co-Sale Rightholder on an as-converted to Ordinary Share basis) and the denominator of which shall be the total number of Ordinary Shares held by the Transferor and all participating Co-Sale Rightholders immediately prior to the proposed Transfer (including all Preferred Shares held by such Shareholders on an as-converted to Ordinary Share basis).

(c)                                  If any Co-Sale Rightholder (the “Non-exercising Co-Sale Rightholder”) fails to exercise its right to sell its full portion of the Company Securities held by it as determined pursuant to Article 41(b), the Company shall deliver a written notice thereof (the “Second Co-Sale Notice”), within five days after the expiration of the Option Period, to the Transferor and to each Co-Sale Rightholder that elected to sell its full portion of the Company Securities held by it as determined pursuant to 41(b)

(an “Exercising Co-Sale Rightholder”).  The Exercising Co-Sale Rightholders shall have a right of re-allotment, and may exercise an additional right to sell the Company Securities held by it but not included in the proposed Transfer pursuant to this section by notifying the Transferor and the Company in writing within 30 Business Days after receipt of the Second Co-Sale Notice; provided that if the Exercising Co-Sale Rightholders desire to sell in aggregate more than the number of such portion entitled to be included by all Non-Exercising Co-Sale Rightholders, then such remaining portion will be allocated to the extent necessary among the Exercising Co-Sale Rightholder on a pro rata basis.

(d)                                 Each Co-Sale Rightholder shall effect its participation in the sale by promptly delivering to the Transferor for Transfer to the prospective transferee, before the applicable closing, one or more certificates, which represent the type and number of Company Securities which the Co-Sale Rightholder elects to sell.  In any such Transfer, each Co-Sale Righholder shall not be required to provide any representations, warranties or indemnities in connection with such sale of its Company Securities (other than representations, warranties and indemnities with respect to its title to, and ownership of, such Company Securities held and to be sold by such Co-Sale Rightholder).

(e)                                  The share certificate or certificates that each Co-Sale Righholder delivers to the Transferor pursuant to Article 41(b) shall be submitted to the Company for cancellation and the Company shall, upon the consummation of the sale of the Company Securities pursuant to the terms and conditions specified in the Co-Sale Notice, issue a new certificate to each Co-Sale Rightholder for the remaining balance.  The Transferor shall concurrently therewith remit to each Co-Sale Rightholder that portion of the sale proceeds to which the Co-Sale Rightholder is entitled by reason of its participation in such Transfer. The Company shall update the Register upon consummation of such Transfer.

(f)                                   To the extent that any prospective purchaser prohibits the participation by the Co-Sale Rightholder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase Company Securities from such Co-Sale Righholder, the Transferor shall not sell to such prospective purchaser any Company Securities unless and until, simultaneously with such sale, the Transferor shall purchase from the Co-Sale Rightholder such Company Securities that the Co-Sale Rightholder would otherwise be entitled to sell to the prospective purchase pursuant to its co-sale rights for the same consideration and on the terms and conditions as the proposed Transfer described in the Co-Sale Notice.

(g)                                  These provisions under this Article 41 shall terminate upon the consummation of an initial Public Offering.

TRANSMISSION OF SHARES

42.                               The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share.  In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

43.                               Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the

Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

44.                               A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

45.                               Subject to applicable provisions of these Articles, if any, the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

46.                               Subject to applicable provisions of these Articles, if any, the Company may by Ordinary Resolution:

(a)                                 consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)                                 convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)                                  subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)                                 cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

47.                               Subject to applicable provisions of these Articles, if any, the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

48.                               Subject to the Law and applicable provisions of these Articles, if any, the Company may:

(a)                                 issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)                                 purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder;

(c)                                  make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Law; and

(d)                                 accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

49.                               Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

50.                               The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

51.                               The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie.

52.                               Redemption Right of Series A Preferred Shares

(a)                                 In the event that a Qualified IPO has not been completed by the fourth anniversary of the First Closing Date, then each New Investor shall have the right (the “Redemption Right”), exercisable by written notice to the Company (the “Redemption Notice”), to request the Company to redeem all Series A Preferred Shares then outstanding held by it, out of funds legally available therefor and subject to the Law, at a redemption price (the “Series A Redemption Price”) per Series A Preferred Share equal to the aggregate of (X) the Series A Issue Price, (Y) an amount representing an 8.00% annual rate of return thereon (compounded annually) for the period from the applicable Closing Date to the date of the consummation of such redemption up to four full years and (Z) any declared but unpaid dividends thereon; provided that if the Company fails to redeem any Series A Preferred Shares within the time period set forth in Article 52(b), such unredeemed Series A Preferred Shares shall continue to accrue interest at a rate of 8% per annual compounded annually until such shares have been fully redeemed.

(b)                                 The delivery of a valid Redemption Notice shall constitute an irrevocable exercise of the Redemption Right, and upon such receipt of the full amount of the Series A Redemption Price, notwithstanding to the contrary herein, all other rights of such holders hereunder, including with respect to conversion, voting or otherwise, shall automatically be extinguished. Upon receipt of such Redemption Notice, the Company shall notify the relevant holders of the date (the “Redemption Date”) on which it will redeem such Shares, which date shall fall within 60 days of receipt by the Company of such Redemption Notice.  The Company shall take, or cause to be taken, any and all necessary or desirable actions (subject to mandatory requirement under the Law and any other applicable law) to redeem all of such Series A Preferred Shares on the Redemption Date, including but not limited to initiate a sale, fundraising, procure all profits of each other Group Company for the time being legally available for distribution and subject to appropriate reserves for continuing ordinary course operations and working capital under the applicable law for the respective Group Company to be paid to the Company by way of dividend or other distribution.

(c)                                  These provisions under this Article 52 shall terminate upon the consummation of an initial Public Offering.

TREASURY SHARES

53.                               Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Law. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

54.                               No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

55.                               The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)                                 the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)                                 a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Law, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

56.                               Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS

57.                               The Directors may, whenever they think fit, convene a general meeting of the Company.

58.                               The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason at any time prior to the time for holding such meeting or, if the meeting is adjourned, the time for holding such adjourned meeting. The Directors shall give Shareholders notice in writing of any cancellation or postponement.  A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

59.                               General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at general meetings of the Company holding at least 5% of the paid up voting share capital of the Company deposited at the Office specifying the objects of the meeting by notice given no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

60.                               If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

61.                               At least seven clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and in case of special business, the general nature of that business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.  Notice of all general meetings shall be given in accordance with this Article 61.

62.                               The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

63.                               No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business.  Save as otherwise provided by these Articles, one or more Shareholders holding at least a majority of the paid up Ordinary Shares and one or more Shareholders holding at least of a majority of the paid up Series A Preferred Shares present in person or by proxy and entitled to vote at that meeting shall form a quorum.

64.                               If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved.  In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

65.                               If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

66.                               Any Director or Person nominated by the Directors shall preside as chairman at any general meeting, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of that meeting.

67.                               At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

68.                               If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

69.                               The chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

VOTES OF SHAREHOLDERS

70.                               General Rights.  Subject to the provisions of the Memorandum and these Articles (including any Article providing for special voting rights), at all general meetings of the Company: (a) the holder of each Ordinary Share issued and outstanding shall have one vote in respect of each Ordinary Share held, and (b) the holder of a Series A Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder’s Series A Preferred Share is convertible immediately after the close of business on the record date of the determination of the Company’s Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s Members is first solicited (with such conversion determined by dividing the Series A Issue Price by the Series A Conversion Price in effect at such time).

71.                               Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all shares into which Series A Preferred Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

72.                               To the extent that the Law or the Articles allow Series A Preferred Shares to vote separately as a class or series with respect to any matters, Series A Preferred Shares, shall have the right to vote separately as a class or series with respect to such matters.

73.                               The Company shall not, and it shall cause each other Group Company not to, take any action (including any action by the Board or any committee thereof) with respect to any of the following matters of each Group Company without written consent from each New Investor:

(a)                                 any voluntary commencement of liquidation, dissolution or other similar procedure of the Company or any Material Group Company;

(b)                                 termination or suspension of the Principal Business; and

(c)                                  any amendment to, modification of or change in its Anti-Bribery Procedures or compliance process, policies and procedures covering Sanctions.

The provisions under this Article 73 shall terminate upon the consummation of an initial Public Offering.

74.                               The Company shall not, and it shall cause each other Group Company not to, take any action (including any action by the Board or any committee thereof) with respect to any of the following matters of each Group Company (as applicable) without written consent from the New Investors Holding a Majority in Interest:

(a)                                 any amendment to the Charter Documents of the Company, BVI Holding Company, HK Holding Company, the WFOE or the Domestic Company (except that new issuance of Company Securities shall be governed by Article 74(b) below and except for amendment to the Charter Documents of the Company for purpose of an initial

Public Offering); and any amendment to the Charter Documents of any other Group Company to the extent that such amendments could reasonably be expected to adversely affect the New Investors’ rights or privileges hereunder or under other Transaction Documents;

(b)                                 the issuance price of any new issue of Company Securities (excluding (A) any issue pursuant to any employee benefit plan, employee stock option plan or similar plan in which the total Company Securities to be reserved or issued account for not more than 3% of the then outstanding Company Securities (calculated on a fully-diluted and as-converted basis), (B) any issue to the Strategic Investors which is not primarily for equity financing purpose and in which the total Company Securities to be issued account for no more than 15% of the then outstanding Company Securities (calculated on a fully-diluted and as-converted basis) and (C) any issue pursuant to an initial Public Offering) or any redemption, repurchase, recapitalization, reclassification or combination of any Company Securities if not on a pro rata basis with respect to all shareholders; and

(c)                                  entry into a transaction or a series of transactions with its Related Party that provides for payment to or from the Group Companies of RMB200 million or more and on terms less favorable than those that could be obtained if such transaction were entered into with a third party on the arm’s-length basis;

(d)                                 any amendment to, modification of or change in any Control Document; and

(e)                                  entry into a complete new line of business substantially different from the Principal Business.

The provisions under this Article 74 shall terminate upon the consummation of an initial Public Offering.

75.                               Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which he or the Person represented by proxy is the holder.

76.                               In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

77.                               A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

78.                               No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

79.                               On a poll votes may be given either personally or by proxy.

80.                               The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised.  A proxy need not be a Shareholder.

81.                               An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

82.                               The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

83.                               The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

84.                               A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

85.                               Each Shareholder shall vote all of its Company Securities or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that these Articles (i) facilitate, and do not at any time conflict with, any provision of the Shareholders Agreement and (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under the Shareholders Agreement.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

86.                               Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DIRECTORS

87.                               Subject to applicable provisions of these Articles and the Transaction Documents, if any, the Company may by Ordinary Resolution appoint any natural person or corporation to be a Director.

88.                               Subject to applicable provisions of these Articles and the Transaction Documents, if any, a Director shall hold office until such time as he is removed from office by Ordinary Resolution.

89.                               Composition of the Board.

(a)                                 The Board shall consist of 11 Directors, of whom (i) eight shall be appointed by the Founder SPV, (ii) one shall be appointed by the Hao Min Representative for so long as Hao Min holds at least 1% of the then issued and outstanding Company Securities (calculated on a fully-diluted and as-converted basis), (iii) one shall be appointed by Sequoia for so long as Sequoia and Gopher jointly hold at least 1% of the then issued and outstanding Company Securities (calculated on a fully-diluted and as-converted basis) and (iv) one shall be appointed by WP, for so long as it holds at least 1% of the then issued and outstanding Company Securities (calculated on a fully-diluted and as-converted basis).

(b)                                 Each Shareholder shall, if at any time it is then entitled to vote for the election of Directors to the Board, vote all of its Company Securities or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of shareholders) in order to ensure that the composition of the Board is as set forth in this Article 89.

90.                               Removal of Directors.

Each Shareholder shall, if at any time it is then entitled to vote for the removal of Directors from the Board, not vote any of its Company Securities or execute proxies or written consents, as the case may be, in favor of the removal of any Director who shall have been appointed pursuant to Article 89(a), unless the Shareholder or other Person entitled to appoint or nominate such Director pursuant to Article 89(a) shall have consented to such removal in writing; provided that, if the Shareholder or other Person entitled to appoint any Director pursuant to Article 89(a) shall request in writing the removal of such Director, each Shareholder shall vote all of its Company Securities or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Shareholders) in order to effect such removal.

91.                               Vacancies.

If, as a result of death, disability, retirement, resignation, disqualification, removal or otherwise, there shall exist or occur any vacancy on the Board:

(a)                                 the Shareholder or other Person entitled under Article 89(a) to appoint such Director whose death, disability, retirement, resignation or removal resulted in such vacancy, subject to the provisions of Article 89(a), shall have the exclusive right to appoint another individual; and

(b)                                 subject to Article 89(a), each Shareholder shall if it is then entitled to vote for the election of Directors to the Board, vote all of its Company Securities, or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Shareholders) in order to ensure that such replacement appointee is elected to the Board.

91A.                Board Observer

(a)                                       Each of Hillhouse and SC, for so long as it holds at least 0.5% of the then issued and outstanding Company Securities (calculated on a fully-diluted and as-converted basis) shall have the right to appoint one non-voting observer (each, a “Board Observer”).

(b)                                       The appointment of a Board Observer shall become effective upon written notice from Hillhouse or SC, as applicable, to the Company of the name and contact information of the individual so appointed.  Each of Hillhouse and SC may from time to time replace its Board Observer by notifying the Company in writing name and contact information of the new Board Observer at least two Business Days prior to any meeting of the Board.

(c)                                        Except as otherwise expressly provided herein, each Board Observer shall have the same rights as a Director with respect to receipt of information and the right to notice of and to participate in all meetings of the Board; provided that each Board Observer shall execute a confidentiality undertaking reasonably requested by the Company which shall not be more stringent than those imposed on the Shareholders in the Shareholders Agreement.  It is understood and agreed that no Board Observer shall have voting rights, nor shall Board Observers be counted towards a quorum. The Company shall send to each such Board Observer the notice of the time and place of each meeting of the Board in the same manner and at the same time as it shall send such notice to the Directors. The Company shall also provide to each such Board Observer copies of all notices, reports, minutes, consents and any other materials at the time and in the manner as they are provided to the Directors.

92.                               The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

93.                               There shall be no shareholding qualification for Directors.

POWERS AND DUTIES OF DIRECTORS

94.                               Subject to the Law, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company.  No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

95.                               The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit.  Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.  The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

96.                               The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit.  Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

97.                               The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

98.                               The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

99.                               The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article 99.

100.                        The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any Person to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such Person.

101.                        The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

102.                        Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

BORROWING POWERS OF DIRECTORS

103.                        Subject to these Articles, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

DISQUALIFICATION OF DIRECTORS

104.                        The office of Director shall be vacated, if the Director:

(a)                                 becomes bankrupt or makes any arrangement or composition with his creditors;

(b)                                 dies or is found to be or becomes of unsound mind;

(c)                                  resigns his office by notice in writing to the Company; or

(d)                                 is removed from office pursuant to any provision of these Articles.

PROCEEDINGS OF DIRECTORS

105.                        Meetings of the Board.

The Board shall hold a regularly scheduled meeting at least semi-annually (or otherwise as decided by the Board from time to time).  The Company shall pay all reasonable out-of-pocket expenses incurred by each Director in connection with attending regular and special meetings of the Board and any committee thereof, and any such meetings of the board of directors of any other Group Company and any committee thereof.  Any Director may at any time call a meeting of the Board upon at least forty-eight (48) hours’ prior notice in writing to every other Director and the Company unless such notice is waived by all the Directors either at, before or after the meeting.  Directors may participate in a meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting.

106.                        Actions and Powers of the Board.

(a)                                 A quorum of the Board shall consist of at least a majority of the Board who shall include the WP Director and the Sequoia Director for so long as WP and Sequoia (as the case may be) has the right to appoint a Director. If at any meeting of the Board, due to absence of the WP Director or the Sequoia Director, a quorum is not present within one hour of the time appointed for a meeting or ceases to be present at any time during the meeting, the meeting shall stand adjourned to the same place and time at least seven days after the original date set for such meeting of the Board.  If at the reconvened meeting after such adjournment, due to absence of the WP Director or the Sequoia Director, a quorum is not present within one hour of the time appointed for the meeting, the meeting shall stand adjourned to the same place and time at least seven days after the original date set for such reconvened meeting.  If at the second reconvened meeting, due to the absence of the WP Director or the Sequoia Director, a quorum is not present within one hour of the time appointed for the meeting, the presence of a majority of the Directors shall constitute a quorum. Subject to Article 106(b), all actions of the Board shall require the affirmative vote of at least two-thirds of the Directors present at a duly convened meeting of the Board at which a quorum is present or the written consent of all Directors; provided that, if there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

(b)                                 The Company shall not, and it shall cause each other Group Company not to, take any action (including any action by the Board or any committee thereof) with respect to any of the following matters of each Group Company without the affirmative vote by the WP Director at the applicable Board meeting:

(i)                                     subject to Article 106(b)(ii),any sale, transfer, lease, pledge or other disposition by any Group Company of any assets (tangible or intangible), businesses, interests or properties, in a single transaction or a series of related transactions, with a value in the aggregate in excess of RMB200 million; or any sale, transfer or other disposition by any Group Company of any Person either gross revenue or net income of which of the preceding financial year accounts for 5% or more of the total gross revenue or net income of the Group of the preceding financial year;

(ii)                                  any provision of guarantee or security for a Person that is not a Group Company or a delivery hub / franchisee transacting with the Group Companies; or provision of loans providing for either (A) a total principal amount of RMB10 million or more to a single Person that is not a Group Company or (B) a total principal amount of RMB30 million or more to all Persons that are not Group Companies; and

(iii)                               any appointment and removal of the independent auditor of the Company who will be responsible to audit and opine on the consolidated financial statements of the Company reflecting the financial position of the Group, or any material change in accounting principles except as required by law.

(c)                                  The Board shall have all powers necessary for managing, directing and supervising the business and affairs of the Company and other Group Company in accordance with these Articles.

107.                        A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors.  A general notice given to the Directors by any Director to the effect that he is to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made.  A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

108.                        A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established.  A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

109.                        Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

110.                        The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)                                 all appointments of Officers made by the Directors;

(b)                                 the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)                                  all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

111.                        When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

112.                        The chairman of the Board (the “Chairman”) shall be elected from time to time by a majority of the Directors then in office. For the avoidance of doubt, the Chairman shall not be entitled to any second or casting vote or any veto right whether in the event of a deadlock or otherwise.

113.                        A committee appointed by the Directors may meet and adjourn as it thinks proper, subject to any regulations imposed on it by the Directors.

114.                        All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

THE SEAL

115.                        The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

116.                        The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

117.                        Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DIVIDENDS

118.                        Subject to any rights and restrictions for the time being attached to any Shares (including pursuant to Articles 12, 13, and 14), or as otherwise provided for in the Law and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

119.                        Subject to any rights and restrictions for the time being attached to any Shares and Article 74, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

120.                        The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

121.                        Any dividend may be paid in any manner as the Directors may determine.  If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.  Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

122.                        The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie.

123.                        Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

124.                        If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

125.                        The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

126.                        The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

127.                        The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors.

128.                        The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors.

129.                        The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Law and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

130.                        Subject to the Law and these Articles, the Directors may:

(a)                                 resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)                                 appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of  Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)                                     paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)                                  paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)                                  make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)                                 authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)                                     the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)                                  the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)                                  generally do all acts and things required to give effect to any of the actions contemplated by this Article 130.

SHARE PREMIUM ACCOUNT

131.                        The Directors shall in accordance with the Law establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

132.                        There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Law, out of capital.

NOTICES

133.                        Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

134.                        Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

135.                        Any notice or other document, if served by:

(a)                                 post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)                                 facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)                                  recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)                                 electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

136.                        Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

137.                        Notice of every general meeting of the Company shall be given to:

(a)                                 all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)                                 every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INDEMNITY

138.                        Every Director, Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

139.                        No Indemnified Person shall be liable:

(a)                                 for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b)                                 for any loss on account of defect of title to any property of the Company; or

(c)                                  on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)                                 for any loss incurred through any bank, broker or other similar Person; or

(e)                                  for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)                                   for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.

NON-RECOGNITION OF TRUSTS

140.                        Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Law requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP

141.                        If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as he thinks fit in satisfaction of creditors’ claims.

142.                        If the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

143.                        Liquidation Rights.

(a)                                 In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all assets and funds of the Company legally available for distribution to the Members (after satisfaction of all creditors’ claims and claims that may be preferred by law) shall be distributed to all Members on parity with each other and shall be made ratably to the holders of the outstanding Series A Preferred Shares and Ordinary Shares, on an as-converted to Ordinary Share basis determined pursuant to an Optional Conversion as of the time of such distribution.

(b)                                 Valuation of Properties.  In the event any assets other than cash shall be distributed to the Members in connection with any liquidation, dissolution or winding up of the Company pursuant to Article 143, the value of the assets to be distributed to the Members shall be determined in good faith by the Board; provided that any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)                                     If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)                                  If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)                               If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board;

provided further that the method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses 143(b)(ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board.

Notwithstanding the foregoing, the New Investors Holding a Majority in Interest shall have the right to challenge any determination by the Board of value pursuant to this Article 143(b), in which case the determination of value shall be made by an independent appraiser selected jointly by the Board and the New Investors Holding a Majority in Interest, with the cost of such appraisal to be borne by the Company.

(c)                                  Notices.  In the event that the Company shall propose at any time to consummate a liquidation, dissolution or winding up of the Company, then, in connection with each such event, subject to any necessary approval required by the Law and these Articles, the Company shall send to the holders of Series A Preferred Shares at least thirty (30) days prior written notice of the date when the same shall take place; provided, however, that the foregoing notice periods may be shortened or waived with the vote or written consent of the New Investors Holding a Majority in Interest.

(d)                                 Enforcement.  In the event the requirements of this Article 143 are not complied with, the Company shall forthwith either (i) cause the closing of the applicable transaction to be postponed until such time as the requirements of this Article 143 have been complied with, or (ii) cancel such transaction.

AMENDMENT OF ARTICLES OF ASSOCIATION

144.                        Subject to the Law and the rights attaching to the various Classes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

145.                        For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 40 days.  If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

146.                        In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

147.                        If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

148.                        The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

149.                        Subject to applicable provisions of these Articles and the Transaction Documents, if any, the Company may by Special Resolution resolve to merge or consolidate the Company in accordance with the Law.

DISCLOSURE

150.                        The Directors, or any authorised service providers (including the officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.